UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 4, 2014
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A updates information provided on a Form 8-K dated March 4, 2014 relating to the QUALCOMM Incorporated (the Company) 2014 Annual Meeting of Stockholders (the Annual Meeting) held on March 4, 2014.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d) As previously reported, at the Annual Meeting, the Company held a non-binding advisory vote on the frequency of future advisory votes regarding the compensation of the Company’s named executive officers. A majority of shares voted for holding such advisory votes on an annual basis.

After consideration of these voting results and other factors, the Compensation Committee of the Company’s Board of Directors decided that the Company will hold future advisory votes on executive compensation on an annual basis. These annual advisory votes will continue until the Compensation Committee considers the results of the next stockholder advisory vote regarding the frequency with which future advisory votes on executive compensation should be held.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date:	May 8, 2014	By:	/s/ Daniel L. Sullivan
Daniel L. Sullivan,
Executive Vice President, Human Resources